Exhibit 10.3
AMENDMENT TO EMPLOYMENT AGREEMENT
     This Amendment to Employment Agreement is entered into effective as of December 1, 2010 and further amends the Employment Agreement dated as of April 6, 2009 by and between The Greenbrier Companies, Inc. and Alejandro Centurion (“Employee”), as previously amended (the “Employment Agreement”). This Amendment supersedes and replaces the partial salary restoration amendment to the Employment Agreement previously provided to Employee, which also was dated to be effective as of December 1, 2010.
     Notwithstanding any other provision of the Employment Agreement to the contrary, the parties agree that effective as of December 1, 2010 Employee’s annual base salary shall be $325,000.

The Greenbrier Companies, Inc.:	Employee:

By:

Alejandro Centurion

Date signed: December , 2010	Date signed: December , 2010